Exhibit 99.1

CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

Pursuant to Rule 438 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a manager of Solera Holdings, LLC and/or a director of Solera Holdings, Inc. in Amendment No. 3 to the registration statement on Form S-1 of Solera Holdings, LLC and any amendments thereto.

Signature	/s/ Stuart J. Yarbrough
Name:	Stuart J. Yarbrough
Dated	April 27, 2007